EXHIBIT A

                             JOINT FILING AGREEMENT
                            Pursuant to Rule 13d-1(k)

         MVELAPHANDA RESOURCES LIMITED and MVELAPHANDA GOLD (PROPRIETARY) LIMITED (the "Reporting Persons"), hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

         Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning each of them contained therein, but none of the Reporting Persons is responsible for the completeness or accuracy of the information concerning any other Reporting Person.

Date: March 30, 2009
                                             MVELAPHANDA RESOURCES LIMITED

                                             By: /s/ Bernard van Rooyen
                                                 -------------------------------
                                                 Name:  Bernard van Rooyen
                                                 Title: Deputy Chairman


                                             MVELAPHANDA GOLD (PROPRIETARY)
                                             LIMITED

                                             By: /s/ Bernard van Rooyen
                                                 -------------------------------
                                                 Name:  Bernard van Rooyen
                                                 Title: Deputy Chairman